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EXHIBIT 99.3


            ASSIGNMENT OF PURCHASER'S INTEREST IN PURCHASE AGREEMENT
]            --------------------------------------------------------


         FOR VALUABLE CONSIDERATION, the receipt, sufficiency and adequacy of which is hereby acknowledged, VOYAGER PETROLEUM, INC., a Nevada corporation (hereinafter "Assignor") does hereby sell, assign, transfer and set over unto 600 SOUTH DEACON LLC, a Michigan limited liability company, (hereinafter "Assignee"), all of its rights, title and interest as Purchaser in and to that certain Purchase and Sale Agreement, dated January 19, 2007, as amended (the "Agreement"), which Agreement provides for the purchase of land located in the City of Detroit, County of Wayne, State of Michigan, Tax Parcel 017714, Ward 20 commonly known as 600 South Deacon Street, Detroit, Michigan a/k/a 12200 Pleasant. Any representations and/or warranties made for the benefit of the Purchaser and all other rights of Purchaser in the Agreement shall inure to the benefit of the Assignee. Assignee shall have the right to have and hold said Agreement as its sole and separate property, and Assignor represents and warrants that it has not previously pledged, assigned, hypothecated or encumbered, directly or indirectly, said Agreement.

         Assignor has executed this Assignment as of this 4th day of April, 2008.

                                             ASSIGNOR:

                                             VOYAGER PETROLEUM, INC., a Nevada
                                             corporation


                                             By: /s/ Sebastien C. DuFort
                                                 -------------------------------
                                                 SEBASTIEN C. DUFORT
                                                 Its: President


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                            ACCEPTANCE OF ASSIGNMENT

         The undersigned, 600 SOUTH DEACON LLC, a Michigan limited liability company, a Michigan limited liability company ("Assignee"), does hereby accept the above-described Assignment and agrees to be bound by, undertake and perform all of the terms and conditions of the Agreement, and Assignee agrees to assume all of the obligations of Assignor as Purchaser under said Agreement from and after the date hereof and agrees to indemnify, save and hold harmless Assignor from any and all liabilities and obligations with respect to said Agreement from and after the date hereof.

         The undersigned Assignee has executed this Acceptance of Assignment as of this 4th day of April, 2008.

                                        600 SOUTH DEACON LLC, a Michigan limited liability company


                                        By: /s/ Sebastien C. DuFort
                                            ------------------------------------
                                            SEBASTIEN C. DUFORT
                                            Its: Manager






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                              CONSENT TO ASSIGNMENT

         The undersigned, as Seller under the above referenced Agreement, hereby accepts and consents to the above-described Assignment and Acceptance of Assignment between VOYAGER PETROLEUM, INC. ("Assignor") and 600 SOUTH DEACON LLC ("Assignee").

         The undersigned has executed this Consent to Assignment as of this 4th day of April, 2008.

                                             DEACON ENTERPRISES, INC. a Michigan
                                             corporation


                                             By: /s/ Verlin Eppert
                                                 -------------------------------
                                                 VERLIN EPPERT
                                                 Its: President